COMPLETE AND PERMANENT WAIVER
                     AGREEMENT AND GENERAL RELEASE OF CLAIMS

         This Complete and Permanent Waiver and General Release of Claims ("Waiver and Release Agreement") is executed on this 23rd day of July, 1998, by and among Lund International Holdings, Inc. a Delaware corporation, and its respective subsidiaries, including but not limited to Deflecta-Shield Corporation, a Delaware Corporation and its respective subsidiaries, and their subsidiaries, (hereinafter "Company"), and Richard Minehart, Jr., a resident of the State of Illinois (hereinafter "Minehart").

         WHEREAS, Minehart had an employment agreement with Deflecta-Shield Corporation which contained certain change in control provisions if Deflecta-Shield Corporation was sold; and

         WHEREAS, in late 1997 Deflecta-Shield Corporation's stock was sold to Lund International Holdings, Inc.; and

         WHEREAS, Minehart was employed by Lund International Holdings, Inc. on or about March 23, 1998, in the position of Chief Operating Officer; and

         WHEREAS, Minehart entered into an employment agreement with Lund International Holdings, Inc.; and

         WHEREAS, the Company is requiring that Minehart execute this Waiver and Release Agreement before it provides Minehart with certain benefits which Minehart admits he would not be entitled to absent Minehart's execution of this Waiver and Release Agreement; and

         WHEREAS, the parties have had a full and open discussion of the terms of this Waiver and Release Agreement, a copy of which Minehart acknowledges he received on June 26, 1998; and

         WHEREAS, Minehart agrees that this Waiver and Release Agreement shall not be construed as an admission by the Company, its officers, directors, agents, counsel, employees, shareholders, partners, divisions, subsidiaries, parent corporations, predecessors, successors, affiliates, and assigns, individually and in their representative capacities, and any entity affiliated with any of the foregoing of any actions of discrimination, breach of contract, or any other unlawful, intentional, or negligent conduct against Minehart, and that the Company specifically denies any such alleged conduct;

         NOW THEREFORE, in accordance with and subject to the terms and conditions contained herein and for other good and valuable consideration, the Company and Minehart agree as follows:

         1. SEPARATION OF EMPLOYMENT. Effective July 23, 1998, Minehart is no longer an officer and an employee of Lund International Holdings, Inc. or any of its subsidiaries, and except as otherwise provided in this Waiver and Release Agreement, all benefits and privileges of his employment end as of the close of business on July 4, 1998. Minehart shall be allowed to provide a letter of resignation from his employment and from his position as Officer of Lund International Holdings, and all of its subsidiaries.

         2. AGREEMENT NOT TO BRING CLAIMS AGAINST THE COMPANY. Except as set forth in Paragraphs 8 and 9 herein, Minehart agrees not to institute, at any time, any action against the Company, its officers, directors, agents, counsel, employees, shareholders, partners, divisions, subsidiaries, parent corporations, predecessors, successors, affiliates, and assigns, individually and in their representative capacities, and any entity affiliated with any of the foregoing, asserting any claims, demands, and/or any actions, arising out of events that allegedly occurred before Minehart executes this Waiver and Release Agreement, whether related to his employment with Deflecta-Shield Corporations or its subsidiaries, or Lund International Holdings, Inc. or its subsidiaries, or any liability for damages from whatever source.

         3.       PAYMENTS AND CONSIDERATION.

         BY THE COMPANY UNDER THE CHANGE OF CONTROL PROVISIONS. On or before August 14, 1998, after this Waiver and Release Agreement is signed by Minehart, and if Minehart has not rescinded this Waiver and Release Agreement, as set-out in Paragraph 8 and 9 herein, confirming this in writing to the Company, the Company shall immediately pay to Minehart for the change of control payments as set forth in his employment agreement the total sum of One Hundred Sixty Thousand Dollars ($160,000) subject to the withholding of all State and Federal taxes. Minehart and the Company agree that Minehart is not entitled to any bonus payments under the change of control provisions of his employment agreement with the Company. Minehart and the Company agree that the deferral of the change of control payment shall not effect Minehart's employment with the Company, which is terminated on July 23, 1998, and that such deferral shall not operate or be construed in any way to mean that Minehart continues to be an employee of or employed by the Company for the deferral period.

         BY THE COMPANY FOR SETTLEMENT CONSIDERATION. On August 14, 1998, once this Waiver and Release Agreement is signed by Minehart, and if Minehart has not rescinded this Waiver and Release Agreement, as set-out in Paragraph 8 and 9 herein, confirming this in writing to the Company, the Company shall immediately pay to Minehart for settlement purposes the sum of Ninety-six Thousand Dollars ($96,000) subject to the withholding of all State and Federal taxes. This settlement consideration is in part based upon a calculation of any potential bonus payment Minehart might have received if he had been entitled to a bonus payment, which he agrees he is not entitled to. Minehart and the Company agree that the deferral of the change of control payment shall not effect Minehart's employment with the Company, which is terminated on July 23, 1998, and that such deferral shall not operate or be construed in any way to mean that Minehart continues to be an employee of or employed by the Company for the deferral period.

         NON-COMPETE PROVISION CONSIDERATION. The Company partially releases Minehart from the non-compete agreements to which he is subject arising out of his employment with the Company, including but not limited to Deflecta-Shield Corporation and its subsidiaries to the narrowly limited extent that he is prohibited from working for a competitor of the Company and as modified in Paragraph 5, p. 5 of this Agreement and General Release of Claims. Otherwise, Minehart is not released from his non-competition restrictions as set forth below in Paragraph 5 of this Waiver and Release Agreement and his employment agreement.

         PRESS RELEASE CONSIDERATION. The Company and Minehart agree that the following language shall be used for any press releases:

         LUND INTERNATIONAL HOLDINGS, INC. ANNOUNCES RESIGNATION OF RICHARD MINEHART AS CHIEF OPERATING OFFICER --- Anoka, Minnesota, July 23, 1998, -- Lund International Holdings, Inc. (NASDAQ:LUND) announced today that Richard Minehart, Chief Operating Officer, has resigned from Lund International Holdings, Inc., and its subsidiaries. William J. McMahon, President and Chief Executive Officer of Lund, will assume the responsibilities of Chief Operating Officer. Prior to joining Lund in March of this year, Mr. Minehart served as Chief Operating Officer of Deflecta-Shield Corporation, which was recently acquired by Lund. Lund is a leading designer, manufacturer and marketer of a broad line of appearance accessories for new and used light trucks, including pickup trucks, sport utility vehicles, mini-vans and other vans. The corporation is headquartered in 911 Lund Boulevard, Anoka, Minnesota 55303. Company Contact: William J. McMahon, President and Chief Executive Officer (612) 576-4200.

         OTHER CUSTOMARY AND USUAL BENEFITS.Minehart has the right to continue, for the period of time provided by federal law (COBRA), the medical and dental insurance benefits covering Minehart and his dependents, as applicable, in accordance with Company policy and the insurance policies and any other benefits required to be continued under law.

         Minehart shall be responsible for the total premiums for any and all benefits without any match or partial payment by the Company the day after his date of separation from the Company.

         Minehart shall receive all of his benefits under the terms of Deflecta-Shield Corporation's 401(k) plan for 1998 up through July 4, 1998, including any match by the Company through July 4, 1998, as required under the terms of Deflecta-Shield Corporation's 401(k) plan. Minehart is not entitled to any benefits under the terms of Lund Industries, Incorporated's or Lund International Holdings, Inc.'s 401(k) plans, if any, because he agrees he is not a participant in either plan.

         Minehart shall receive all three weeks of accrued vacation owed by the Company.

         4. ADVICE OF COUNSEL AND VOLUNTARY EXECUTION. Minehart represents that he has been advised to seek advice of counsel and has had the opportunity to and has done so before signing this Waiver and Release Agreement. Minehart also represents that he understands the provisions of this Waiver and Release Agreement and their effect on any rights he may have arising out of his employment, the terms of his employment, his separation from employment with the Company, and any other claims against the Company, and that he is voluntarily executing this Waiver and Release Agreement.

         5. CONFIDENTIALITY, COMPANY PROPERTY, TRANSFER OF INFORMATION AND NON-COMPETE

         CONFIDENTIALITY. Minehart acknowledges that in the course of his employment with the Company Minehart has had access to confidential information and trade secrets relating to the business affairs of the Company and/or its related companies and entities. "Trade Secrets" means any information which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure, or use or (ii) would reasonably be considered a trade secret by persons involved in a business similar to the Company's, or (iii) scientific or technical information, design, process, procedure, formula, improvement, confidential business or financial information relating to Company business which is secret and of value. Minehart also recognizes that he has a continuing duty of loyalty to the Company.

         The term "Confidential Information" includes, but is not limited to the following proprietary, trade secret, and confidential information: products; manufacturing processes and/or costs and/or time studies; marketing activities, sales activities and records; customer lists and/or vendor lists; the quantities and pricing of products; purchasing activities, advertising and promotional activities, product specifications; material costs; information pertaining to all aspects of the Company's research and development and intellectual property; product mix as that relates to overall sales of a product line; products' designs, dimensions, and tolerances; financial information which is not made public in either Company's press releases, quarterly reports, and/or Securities and Exchange Commission filings, if any, and/or any annual reports; information concerning the Company's' management, financial condition, banking or credit relationships or reporting obligations, financial operation, purchasing activities, business plans; and all other types and categories of information which are generally understood to be confidential, trade secret and/or proprietary information.

         Minehart agrees that at all times, not to be extended beyond time limits prohibited by law, that he is obligated to NOT use, or disclose, or otherwise make available to any person, company or other party, Confidential Information or Trade Secrets. This Waiver and Release Agreement shall not limit any obligations Minehart has under any employee Confidentiality Agreement, or any other law or regulation.

         COMPANY PROPERTY. Minehart represents that prior to his execution of this Waiver and Release Agreement, he has already delivered to the Company all proprietary information, including but not limited to any and all equipment, documents, data, customer lists, product catalogues, procedure manuals, sales information or data, marketing information or data, strategic plans and/or strategic planning documents, information on the Company's processes, operational matters, computer systems or data, financial information, accounting practices, credit arrangements with Heller Financial or the status of any reporting requirements, trade secrets, business and trade practices, sales or distribution methods or any strategies regarding the Company's sales or distribution methods, and other confidential information pertaining to the Company's business, operational, or financial affairs. Minehart agrees to assist the Company in identifying and explaining any financial or operational information or documents, or current projects or responsibilities.

         Minehart represents that prior to his execution of this Waiver and Release Agreement, he has returned all Company property in his possession, custody, or control, including but not limited to any Company credit cards, keys, computer, cellular telephone, fax or printer. Further, Minehart agrees to repay to the Company, within fifteen (15) days of his separation from the Company, the amount of any permanent or temporary advances and balances owing on any credit cards or any moneys due and owing to the Company for which the Company is a guarantor. In the event Minehart does not make these payments, any sum due the Company will be deducted from the payment to be made under this Waiver and Release Agreement.

                  NON-COMPETE. Minehart agrees that for a period of nine (9) months from the date of separation of employment, or July 4, 1998, which ever is earlier, he will not hire or offer to hire any of the Company's directors, officers, employees, and/or agents, or attempt to and/or entice them to discontinue their relationship with the Company, and/or attempt to divert and/or divert from their relationship with the Company any customer, distributor, manufacturer, and/or supplier of the Company's that he has had contact with for the one (1) year preceding his separation from employment. This restriction encompasses any business which engages in the invention, design, development, marketing, and/or selling, and/or distributing and/or manufacturing of products competitive with those which are now listed in the Company's current catalog or marketing materials, and/or such products which the Company has, in the preceding one (1) year before his separation from employment, or at the time of his separation from employment, under design, development, modification, alteration or purchase from another company, or for which conception has occurred.

         Minehart's obligations under this covenant not to compete shall apply to any geographical area in which the Company has engaged in business before and during his employment through production, operations, promotional, sales, distribution, marketing activities, or has otherwise established its good will, business reputation, or any potential or actual product designer, or customer, or supplier, or distributor or manufacturing relations during the one (1) year preceding his separation from employment.

         6. GENERAL RELEASE.

         AS AN INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS WAIVER AND RELEASE AGREEMENT, MINEHART HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES THE COMPANY, ITS OFFICERS, DIRECTORS, AGENTS, COUNSEL, EMPLOYEES, SHAREHOLDERS, PARTNERS, DIVISIONS, SUBSIDIARIES, PARENT CORPORATIONS, PREDECESSORS, SUCCESSORS, AFFILIATES, AND ASSIGNS, INDIVIDUALLY AND IN THEIR REPRESENTATIVE CAPACITIES, AND ANY ENTITY AFFILIATED WITH ANY OF THE FOREGOING, FROM ANY AND ALL LIABILITY FOR PAST OR PRESENT, KNOWN OR UNKNOWN, CLAIMS, DEMANDS, OBLIGATIONS, ACTIONS, DAMAGES, EXPENSES, OR COMPENSATION OF ANY NATURE

AND FROM WHATEVER SOURCE, WHETHER BASED IN TORT, CONTRACT, INCLUDING BUT NOT LIMITED TO ANY OPTION AGREEMENTS, EMPLOYMENT AGREEMENTS, BONUS PLANS OR BONUS PAYMENTS, STOCK OPTION PLANS, OR ANY OTHER THEORY OF RECOVERY, AND WHETHER FOR COMPENSATORY OR ACTUAL OR PUNITIVE OR OTHER DAMAGES, THAT MINEHART NOW HAS OR THAT MAY HEREAFTER ACCRUE THROUGH THE DATE OF MINEHART'S EXECUTION OF THIS WAIVER AND RELEASE AGREEMENT.


         MINEHART UNDERSTANDS AND AGREES THAT UNDER THE TERMS OF THIS WAIVER AND RELEASE AGREEMENT HE IS GIVING UP CLAIMS, COMPLAINTS, CAUSES OF ACTIONS, OR DEMANDS ARISING UNDER OR BASED ON, INCLUDING BUT NOT LIMITED TO, MINEHART'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY, INCLUDING BUT NOT LIMITED TO ANY EMPLOYMENT RELATIONSHIP WITH DEFLECTA-SHIELD CORPORATION AND ITS SUBSIDIARIES AND THEIR RESPECTIVE SUBSIDIARIES, AND LUND INTERNATIONAL HOLDINGS, AND ITS SUBSIDIARIES, THE TERMS OF MINEHART'S EMPLOYMENT THEREWITH, AND THE SEPARATION OF MINEHART FROM HIS EMPLOYMENT THEREWITH; THE MINNESOTA HUMAN RIGHTS ACT SECTIONS 363 ET. SEQ.; ILLINOIS HUMAN RIGHTS ACT SECTIONS 5/1-101, CHAPTER 775, ET SEQ.; THE COLORADO ANTI-DISCRIMINATION ACT, TITLE 24, ARTICLE 34, ET. SEQ.; DELAWARE FAIR EMPLOYMENT PRACTICES ACT, TITLE 19, SECTION 710, ET. SEQ.; IOWA CIVIL RIGHTS ACT, CHAPTER 216, ET. SEQ.; THE MICHIGAN HUMAN OR CIVIL RIGHTS ACT; THE INDIANA HUMAN OR CIVIL RIGHTS ACT; THE AMERICANS WITH DISABILITIES ACT 42 U.S.C. SECTIONS 12101, ET SEQ.; TITLE VII OF THE 1964 CIVIL RIGHTS ACT 42 U.S.C. SECTIONS 2000E, ET SEQ.; THE FAIR LABOR STANDARDS ACT 29 U.S.C. SECTIONS 201 ET SEQ.; THE EMPLOYEE RETIREMENT INCOME SECURITY ACT 29 U.S.C. SECTIONS 1001, ET SEQ.; OR ANY OTHER FEDERAL LAW, OR STATE LAW OR CITY ORDINANCE.

         MINEHART FURTHER UNDERSTANDS AND AGREES THAT UNDER THE TERMS OF THIS WAIVER AND RELEASE AGREEMENT HE IS GIVING UP CLAIMS, COMPLAINTS, CAUSES OF ACTIONS, OR DEMANDS ARISING UNDER OR BASED ON, INCLUDING BUT NOT LIMITED TO ALL CLAIMS FOR WRONGFUL DISCHARGE, CLAIMS OF DISCRIMINATION, DEFAMATION, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, NEGLIGENT SUPERVISION OR HIRING, OR PROMISSORY ESTOPPEL, OR WRONGFUL TERMINATION, FOR ANY BREACH OF CONTRACT RIGHTS, OR BREACH OF ANY EMPLOYMENT CONTRACTS, EMPLOYEE HANDBOOKS OR EMPLOYEE POLICY TERMS, OR ANY BREACH OF AN EXPRESS OR IMPLIED PROMISE, OR BREACH OF ANY COMPANY STOCK OPTION PLANS OR OFFERS, OR FOR ANY MISREPRESENTATION, OR FRAUD, OR RETALIATION, OR CLAIMS FOR RETALIATORY DISCHARGE, WITH NO RESERVATION OF ANY RIGHTS OR CLAIMS BY MINEHART, WHETHER STATED OR IMPLIED, DEVELOPED OR UNDEVELOPED, KNOWN OR UNKNOWN, OR ANY OTHER FACT OR MATTER OCCURRING PRIOR TO MINEHART'S EXECUTION OF THIS WAIVER AND RELEASE AGREEMENT.

         MINEHART FURTHER AGREES THAT MINEHART WILL NOT INSTITUTE ANY CLAIM FOR DAMAGES, BY CHARGE OR OTHERWISE, NOR OTHERWISE AUTHORIZE ANY OTHER PARTY, GOVERNMENTAL OR OTHERWISE, TO INSTITUTE ANY CLAIM FOR DAMAGES VIA ADMINISTRATIVE OR LEGAL PROCEEDINGS AGAINST THE COMPANY, ITS OFFICERS, DIRECTORS, AGENTS, COUNSEL, EMPLOYEES, SHAREHOLDERS, PARTNERS, DIVISIONS, SUBSIDIARIES, PARENT CORPORATIONS, PREDECESSORS, SUCCESSORS, AFFILIATES, AND ASSIGNS, INDIVIDUALLY AND IN THEIR REPRESENTATIVE CAPACITIES, AND ANY ENTITY AFFILIATED WITH ANY OF THE FOREGOING. MINEHART ALSO WAIVES THE RIGHT TO MONEY DAMAGES OR OTHER LEGAL OR EQUITABLE RELIEF AWARDED BY ANY GOVERNMENTAL AGENCY RELATED TO ANY SUCH CLAIM.

         7. AGE DISCRIMINATION IN EMPLOYMENT RELEASE. AS AN INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS WAIVER AND RELEASE AGREEMENT, MINEHART HEREBY IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES THE COMPANY, ITS OFFICERS, DIRECTORS, AGENTS, COUNSEL, EMPLOYEES, SHAREHOLDERS, PARTNERS, DIVISIONS, SUBSIDIARIES, PARENT CORPORATIONS, PREDECESSORS, SUCCESSORS, AFFILIATES, AND ASSIGNS, INDIVIDUALLY AND IN THEIR REPRESENTATIVE CAPACITIES, AND ANY ENTITY AFFILIATED WITH ANY OF THE FOREGOING, FROM ANY AND ALL LIABILITY FOR PAST OR PRESENT, KNOWN OR UNKNOWN, CLAIMS, DEMANDS, OBLIGATIONS, ACTIONS, DAMAGES, EXPENSES, OR COMPENSATION OF ANY NATURE AND FROM WHATEVER SOURCE, AND WHETHER FOR COMPENSATORY OR ACTUAL OR PUNITIVE OR OTHER DAMAGES, ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT 29 U.S.C. SECTIONS 621 ET SEQ. THAT MINEHART NOW HAS OR THAT MAY HEREAFTER ACCRUE THROUGH THE DATE OF MINEHART'S EXECUTION OF THIS WAIVER AND RELEASE AGREEMENT.

         MINEHART UNDERSTANDS AND AGREES THAT UNDER THE TERMS OF THIS WAIVER AND RELEASE AGREEMENT HE IS GIVING UP CLAIMS, COMPLAINTS, CAUSES OF ACTIONS, OR DEMANDS ARISING UNDER OR BASED ON, INCLUDING BUT NOT LIMITED TO THOSE SET FORTH IN PARAGRAPH 6, CLAIMS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT 29 U.S.C. SECTIONS 621 ET SEQ.

         8. RECISSION AND/OR REVOCATION RIGHTS UNDER THE MINNESOTA HUMAN RIGHTS ACT. Minehart acknowledges that he has been informed of his right to rescind this Waiver and Release Agreement, insofar as it extends to potential claims under the MINNESOTA HUMAN RIGHTS ACT, MINNESOTA STATUTES CHAPTER 363, within fifteen (15) calendar days following the execution of this Waiver and Release Agreement. This fifteen (15) day time period encompasses the seven (7) day rescission or revocation period referenced below under the FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT. Minehart has fifteen (15) calendar days after he has signed this Waiver and Release Agreement to rescind this Waiver and Release Agreement. The fifteen (15) calendar days shall be counted from the date of the signing (i.e. the day after it is signed is counted as day one). Minehart understands that for any rescission to be effective he must comply with the terms of the Notice which appear on the last page of this Waiver and Release Agreement, and that this Waiver and Release Agreement is not effective until the fifteen (15) day rescission period has passed.

         9. RECISSION AND/OR REVOCATION RIGHTS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT. Minehart acknowledges the following:

                  That he received a copy of this Waiver and Release Agreement on June 26, 1998.

                  That he has been informed of his right to consider this Waiver and Release Agreement for twenty-one (21) days before signing this Waiver and Release Agreement, insofar as it extends to potential claims under THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT 29 U.S.C. SECTION 621 ET. SEQ., executing this Waiver and Release Agreement on the date set-out above, and (ii) he has been informed of this right to rescind or revoke this Waiver and Release Agreement under the Federal Age Discrimination in Employment Act within seven
(7) calendar days following his execution of this Waiver and Release Agreement. Although the Federal Age Discrimination in Employment Act only provides for a seven (7) day recission or revocation period, the Company agrees to extend this seven (7) day period to fifteen (15) days to run parallel with the recission or revocation rights under the Minnesota Human Rights Act. Consequently, the agreed upon fifteen (15) calendar days shall be counted from the date of the signing (i.e. the day after it is signed is counted as day one). Minehart understands that for any rescission to be effective, he must comply with the terms of the Notice which appear on the last page of this Waiver and Release Agreement, and this Waiver and Release Agreement is not effective until the fifteen (15) day rescission period has passed.

         10.      EXERCISE OF RECISSION AND/OR REVOCATION RIGHTS.

         It is agreed by the parties that if Minehart exercises these rescission and/or revocation rights, as set-out above in Paragraph 8 and 9, the Company may at its option either nullify this Waiver and Release Agreement in its entirety or keep it in effect as to all claims not rescinded or revoked in accordance with the Recission and/or Revocation rights set forth in this Waiver and Release Agreement.

         Whether or not Minehart exercises these Recission and/or Revocation rights, (or the payments to be made hereunder are deferred as agreed) Minehart 's separation of employment from the Company shall be and shall remain effective. For this reason, Minehart shall not be entitled to receive any payment under this Waiver and Release Agreement until the seven (7) calendar day rescission period, which the Company has agreed will be a fifteen (15) day recission period to run parallel with the recission period under Minnesota law, has passed, since this Waiver and Release Agreement is not effective until that time. The deferral of payments under Paragraph 3 of this Waiver and Release Agreement shall not extend either the MINNESOTA HUMAN RIGHTS ACT or THE AGE DISCRIMINATION IN EMPLOYMENT ACT recission and/or revocation rights beyond the fifteen (15) day period, and once this fifteen (15) day period has passed, the parties agree that this Waiver and Release Agreement shall be and shall remain effective.

         The twenty-one (21) day consideration period may be waived by Minehart if Minehart signs the Waiver and Release Agreement before the twenty-one (21) days have passed.

Minehart's early execution of this Waiver and Release Agreement shall be deemed an admission and agreement by Minehart that his early execution of this Waiver and Release Agreement is a voluntary and knowing waiver by Minehart of his right to consider this Waiver and Release Agreement for twenty-one (21) days.

         Minehart agrees that changes to this Waiver and Release Agreement, whether material or immaterial, will not restart the running of the twenty-one
(21) day period.

         Minehart agrees that his separation from employment from the Company shall be and remain effective even if he rescinds this Waiver and Release Agreement within the fifteen (15) calendar day rescission period.

         11. CONFIDENTIALITY OF THE WAIVER AND RELEASE AGREEMENT. The parties agree that the terms and conditions of, and the amounts paid under, this Waiver and Release Agreement shall be completely confidential subject to the following:

                  A party's right to discuss this Waiver and Release Agreement with his or its attorney, executive or Company employee with a need to know, tax adviser, accountant, and spouse; and

                  A party's right to make disclosure pursuant to any lawfully issued court order and as may be required by state or federal law or regulation, in which case the disclosing party shall notify the other promptly of such disclosure; and

                  A party's right to make disclosure in the event it is necessary to commence any action to force compliance with the terms of the Waiver and Release Agreement or in the event a party is made a defendant in any action commenced by the other party, his or its heirs, directors, officers, employees, agents, or shareholders.

         12. GOVERNING LAW. This Waiver and Release Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         13. EFFECT OF BREACH.

         The parties expressly agree that any breach of any part of Paragraph 5 or Paragraph 3, the Non-Compete provision, of this Waiver and Release Agreement is a material breach causing irreparable harm to the Company. Minehart expressly agrees that Paragraph 5 and the Non-Compete provision of Paragraph 3 may be enforced by injunction, or otherwise. Further, Minehart agrees that the Company does not have to prove irreparable harm or actual damages to be awarded injunctive relief and that the Company is entitled to the attorneys' fees and costs incurred by the Company to seek injunctive relief. The Company shall also be entitled to any other legal or equitable remedy necessary in order to compel compliance with Paragraph 5, and/or Paragraph 3, the Non-Compete provision, of this Waiver and Release Agreement or any other provision of this Waiver and Release Agreement. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other remedy or remedies to which the Company may be entitled.

         14. BINDING EFFECT. This Waiver and Release Agreement shall be binding upon and inure to the benefit of each party and upon his or its heirs, administrators, representatives, executors, successors and assigns.

         15. SEVERABILITY. If any provision of this Waiver and Release Agreement is found to be unenforceable, this shall not affect the other provisions, which are severable. The introductory Paragraphs are part of this Waiver and Release Agreement's terms and are incorporated into its terms.

         IN WITNESS WHEREOF, the parties have caused this Waiver and Release Agreement to be executed on the day and year first written above.

LUND INTERNATIONAL HOLDINGS, INC. and its respective SUBSIDIARIES, and DEFLECTA-SHIELD CORPORATION and its respective SUBSIDIARIES


By :  /s/ William J. McMahon
Their: President and Member of the Board of Directors

I, Richard Minehart, Jr., have fully informed myself of the contents and meaning of this Waiver and Release Agreement. I have had the opportunity for assistance and advice of counsel and I have carefully read and understand this Waiver and Release Agreement. I further understand that this is a complete and final release of all my claims and damages against LUND INTERNATIONAL HOLDINGS, INC. and its respective SUBSIDIARIES, and DEFLECTA-SHIELD CORPORATION and its respective SUBSIDIARIES.


By:  /s/ Richard Minehart, Jr.
        Richard  Minehart, Jr.

NOTICE UNDER FEDERAL AGE DISCRIMINATION & EMPLOYMENT ACT

Under Federal law, you have twenty-one (21) calendar days to consider signing this Waiver and Release Agreement. You may rescind this Waiver and Release Agreement for any reason within seven (7) calendar days after you have signed it. The Company has agreed to allow you fifteen (15) calendar days to rescind this Waiver and Release Agreement. To be effective the rescission must be in writing and hand delivered or mailed by certified mail and postmarked within the fifteen (15) calendar day rescission period to

                  William J. McMahon
                  Lund International Holdings, Inc.
                  Deflecta-Shield Corporation
                  911 Lund Boulevard
                  Anoka, MN  55303


NOTICE UNDER MINNESOTA STATUTES, SECTION 363

Under Minnesota law, you may rescind this Waiver and Release Agreement for any reason within fifteen (15) calendar days after you have signed it. To be effective, the rescission must be in writing and hand delivered or mailed by certified mail within the fifteen (15) calendar day rescission period to:

                  William J. McMahon
                  Lund International Holdings
                  Deflecta-Shield Corporation
                  911 Lund Boulevard
                  Anoka, MN  55303